      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1998
                                                      REGISTRATION NO. 333-51839


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                               AMENDMENT NO. 1
                                      TO
                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                          DAY INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                         3069                      31-1436349
(STATE OR OTHER JURISDICTION OF INCORPORATION     (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
             OR ORGANIZATION)                      CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)

                           ---------------------------

                                  P.O. BOX 338
                             130 WEST SECOND STREET
                             DAYTON, OHIO 45401-0338
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                           ---------------------------

                                DENNIS R. WOLTERS
                                  P.O. BOX 338
                             130 WEST SECOND STREET
                             DAYTON, OHIO 45401-0338
                                 (937) 224-4000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ---------------------------

                                    COPY TO:
                                ANDREW L. SOMMER
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                           ---------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: (As soon as practicable after this Registration Statement becomes effective.)

      If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           ---------------------------



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

                  "145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.-- (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

         The Certificate of Incorporation and Article V of the By-Laws of the Company authorize indemnification of officers and directors to the full extent permitted under Delaware law, including a provision eliminating (except under certain enumerated circumstances) the liability of directors for duty of care violations.

         The indemnification provided for the Delaware General Corporation Law is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware General Corporation Law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  LIST OF EXHIBITS

Exhibit


          Number      Description of Documents


           *1.1     - Purchase Agreement, dated as of March 13, 1998, between
                      the Company and Societe Generale Securities Corporation.

          Number      Description of Documents


          ***2.1  -    Stock Purchase Agreement, dated as of December 18,
                       1997, by and among Greenwich IV, LLC, GSD Acquisition
                       Corp. and the Stockholders of Day International
                       Group, Inc. parties thereto.

          ***2.2  -    Amendment No. 1 to Stock Purchase Agreement, dated as
                       of January 16, 1998, by and among Greenwich IV, LLC, GSD
                       Acquisition Corp. and the Stockholders of Day
                       International Group, Inc. parties thereto.

           *3.1.1 -    Certificate of Incorporation of the Company.

           *3.1.2 -    Amendment to Certificate of Incorporation of the
                       Company.

           *3.1.3 -    Amendment to Certificate of Incorporation of the
                       Company.

            *3.2  -    By-laws of the Company.

            *4.1  -    Indenture (the "Indenture"), dated as of June 6, 1995,
                       among Day International Group, Inc. (as Issuer), Day
                       International, Inc. (as Guarantor) and American Bank
                       National Association (as Trustee).

            *4.2  -    The First Supplemental Indenture, dated March 13, 1998,
                       to the Indenture.

          *4.3.1  -    Indenture (the "Subordinated Indenture"), dated as of
                       March 18, 1998, among Day International Group, Inc., Day
                       International, Inc. and The Bank of New York.

          *4.3.2  -    Form of Global Notes (filed as part of Exhibit 4.3.1.).

            *4.4  -    Registration Rights Agreement, dated as of March 18,
                       1998, by and between the Company and Societe Generale
                       Securities Corporation.

          *4.5.1  -    Certificate of Designation, dated March 18, 1998, of
                       the Powers, Preferences and Relative, Participating,
                       Optional and other Special Rights of 12 1/4% Senior
                       Exchangeable Preferred Stock due 2010 and Qualifications,
                       Limitations and Restrictions thereof (the "Exchangeable
                       Preferred Stock").

          *4.5.2  -    Form of Global Certificate for the Exchangeable
                       Preferred Stock.

            *4.6  -    Exchange Debenture Indenture, dated as of March 18,
                       1998, between the Company, Day International, Inc., and
                       The Bank of New York as Trustee relating to the Notes.

         ****4.7  -    Credit Agreement (the "Credit Agreement"), dated January
                       15, 1998, among the Company (as Borrower), the Senior
                       Lenders, Societe Generale Securities Corporation (as
                       Arranger) and Societe Generale (as Administrative Agent).

            *4.8  -    Guarantee and Collateral Agreement, dated January 15,
                       1998, made by the Company and Day International, Inc.
                       in favor of Societe Generale as Administrative Agent for the benefit of the Senior Lenders and certain other secured parties.

            *4.9  -   Patent and Trademark Security Agreement, dated January
                      15, 1998, made by the Company in favor of the Administrative Agent for the benefit of the Senior Lenders under the Credit Agreement.

           *4.10  -   Mortgage and Security Agreement dated January 16, 1998,
                      from Day, as Mortgagor, to the Administrative Agent, with respect to the Florida Property.

           *4.11  -   Mortgage and Security Agreement dated January 16, 1998,
                      from Day, as Mortgagor, to the Administrative Agent, with respect to the South Carolina Property.

           *4.12  -   Deed of Trust, dated January 15, 1998, from Day, as
                      Mortgagor, to the Administrative Agent, with respect to the North Carolina Property.

           *4.13  -   Mortgage and Security Agreement form Day, as Mortgagor,
                      to the Administrative Agent, with respect to the Michigan
                      Property.

             **5  -   Opinion of Debevoise & Plimpton regarding the legality
                      of the New Notes being registered.

           *10.1  -   Stockholders Agreement, dated January 16, 1998, among
                      GSD Acquisition Corp., Greenwich IV, LLC, Societe Generale
                      Capital Corporation and certain Employee Stockholders.

          *10.2.1 -   Day International, Inc. Stock Option Plan, dated as of
                      July 6, 1995

          *10.2.2 -   Amendment to the Stock Option Plan, dated September 19,
                      1996.

          *10.2.3 -   Second Amendment to the Stock Option Plan, dated as of
                      January 16, 1998.

          **10.3  -   1998 Day International Group, Inc. Stock Option Plan.

           *10.4  -   Amendment to the Employment Agreement, dated January 16,
                      1998, between Day International, Inc. and Dennis R.
                      Wolters.

           *10.5  -   Amendment to the Employment Agreement, dated January 16,
                      1998, between Day International, Inc. and David B.
                      Freimuth.

          **10.6  -   Management Agreement between the Company, Greenwich Street and SG.

           +12.1  -   Computation of Ratio of Earnings to Fixed Charges.

           +12.2  -   Computation of Ratio of Earnings to Combined Fixed Charges
                      and Preference Dividends (included as Part of Exhibit
                      12.1).

           +12.3  -   Computation of Ratio of Total Debt to EBITDA.

           +12.4  -   Computation of EBITDA to Cash Interest Expense.

           +12.5  -   Computation of EBITDA less Capital Expenditures to Cash
                      Interest Expense.

           *21.1  -   List of Subsidiaries of the Registrant.

           +21.2  -   Schedule of Valuation and Qualifying Accounts.

           +23.1  -   Consent of Deloitte & Touche LLP.

          **23.2  -   Consent of Debevoise & Plimpton (included as Exhibit 5).

             +24  -   Powers of Attorney (included on signature pages to this
                      Registration Statement on Form S-4).

           *25.1  -   State of Eligibility and Qualification Under the Trust
                      Indenture Act of 1939 (Form T-1) of The Bank of New York relating to the Company's 9 1/2% Senior Subordinated Notes due 2008.

           *25.2  -   State of Eligibility and Qualification Under the Trust
                      Indenture Act of 1939 (Form T-1) of The Bank of New York relating to the Company's 12 1/4% Senior Exchangeable
                      Preferred Stock due 2010.

          **99.1  -   Form of Letter of Transmittal.

          **99.2  -   Form of Notice of Guaranteed Delivery.

          **99.3  -   Form of Exchange Agent Agreement between the Company and
                      the Exchange Agent.


----------------

                 +  Previously filed.

                 *  Filed herewith.

                **  To be filed by amendment.

               *** Incorporated by reference to the Company's Form 8-K, dated January 16, 1998. (File No. 33-93644)

              **** Incorporated by reference to the Company's Form 8-K, dated February 23, 1998. (File No. 33-93644)

             ***** Incorporated by reference to the Company's Form 10-K, for the year ended December 31, 1997. (File No. 33-93644)



ITEM 22.  UNDERTAKINGS.

         The Registrant hereby undertakes

                  (1) To file, during any period in which officers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145 (c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10 (a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                  (9) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, Day International Group, Inc. has caused this Amendment No. 1 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on the 8th day of May, 1998.



         DAY INTERNATIONAL GROUP, INC.



         By:      /s/ Dennis R. Wolters
                  -------------------------------------
                  Dennis R. Wolters
                  President and Chief Executive Officer



        Pursuant to the requirements of this Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.




PRINCIPAL EXECUTIVE OFFICER:

Dennis R. Wolters*                     President, Chief Executive Officer and Director



PRINCIPAL ACCOUNTING OFFICER:

David B. Freimuth*                Vice President and Chief Financial Officer

PRINCIPAL FINANCIAL OFFICER:

David B. Freimuth*                Vice President and Chief Financial Officer



DIRECTORS:

Alfred C. Eckert, III*

Christine K. Vanden Beukel*

------------------------------------

* By power of attorney authorizing Christine K. Vanden Beukel or David B. Freimuth to execute the Registration Statement and amendments and/or post-effective amendments and supplements hereto on behalf of Day
International Group, Inc. and its Directors and Officers.

                                EXHIBIT INDEX
                                -------------


          Number      Description of Documents

            *1.1  -    Purchase Agreement, dated as of March 13, 1998, between
                       the Company and Societe Generale Securities Corporation.

          ***2.1  -    Stock Purchase Agreement, dated as of December 18,
                       1997, by and among Greenwich IV, LLC, GSD Acquisition
                       Corp. and the Stockholders of Day International
                       Group, Inc. parties thereto.

          ***2.2  -    Amendment No. 1 to Stock Purchase Agreement, dated as
                       of January 16, 1998, by and among Greenwich IV, LLC, GSD
                       Acquisition Corp. and the Stockholders of Day
                       International Group, Inc. parties thereto.

           *3.1.1 -    Certificate of Incorporation of the Company.

           *3.1.2 -    Amendment to Certificate of Incorporation of the
                       Company.

           *3.1.3 -    Amendment to Certificate of Incorporation of the
                       Company.

            *3.2  -    By-laws of the Company.

            *4.1  -    Indenture (the "Indenture"), dated as of June 6, 1995,
                       among Day International Group, Inc. (as Issuer), Day
                       International, Inc. (as Guarantor) and American Bank
                       National Association (as Trustee).

            *4.2  -    The First Supplemental Indenture, dated March 13, 1998,
                       to the Indenture.

          *4.3.1  -    Indenture (the "Subordinated Indenture"), dated as of
                       March 18, 1998, among Day International Group, Inc., Day
                       International, Inc. and The Bank of New York.

          *4.3.2  -    Form of Global Notes (filed as part of Exhibit 4.3.1.).

            *4.4  -    Registration Rights Agreement, dated as of March 18,
                       1998, by and between the Company and Societe Generale
                       Securities Corporation.

          *4.5.1  -    Certificate of Designation, dated March 18, 1998, of
                       the Powers, Preferences and Relative, Participating,
                       Optional and other Special Rights of 12 1/4% Senior
                       Exchangeable Preferred Stock due 2010 and Qualifications,
                       Limitations and Restrictions thereof (the "Exchangeable
                       Preferred Stock").

          *4.5.2  -    Form of Global Certificate for the Exchangeable
                       Preferred Stock.

            *4.6  -    Exchange Debenture Indenture, dated as of March 18,
                       1998, between the Company, Day International, Inc., and
                       The Bank of New York as Trustee relating to the Notes.

         ****4.7  -    Credit Agreement (the "Credit Agreement"), dated January
                       15, 1998, among the Company (as Borrower), the Senior
                       Lenders, Societe Generale Securities Corporation (as
                       Arranger) and Societe Generale (as Administrative Agent).

            *4.8  -    Guarantee and Collateral Agreement, dated January 15,
                       1998, made by the Company and Day International, Inc.
                       in favor of Societe Generale as Administrative Agent for the benefit of the Senior Lenders and certain other secured parties.

            *4.9  -   Patent and Trademark Security Agreement, dated January
                      15, 1998, made by the Company in favor of the Administrative Agent for the benefit of the Senior Lenders under the Credit Agreement.

           *4.10  -   Mortgage and Security Agreement dated January 16, 1998,
                      from Day, as Mortgagor, to the Administrative Agent, with respect to the Florida Property.

           *4.11  -   Mortgage and Security Agreement dated January 16, 1998,
                      from Day, as Mortgagor, to the Administrative Agent, with respect to the South Carolina Property.

           *4.12  -   Deed of Trust, dated January 15, 1998, from Day, as
                      Mortgagor, to the Administrative Agent, with respect to the North Carolina Property.

           *4.13  -   Mortgage and Security Agreement form Day, as Mortgagor,
                      to the Administrative Agent, with respect to the Michigan
                      Property.

             **5  -   Opinion of Debevoise & Plimpton regarding the legality
                      of the New Notes being registered.

           *10.1  -   Stockholders Agreement, dated January 16, 1998, among
                      GSD Acquisition Corp., Greenwich IV, LLC, Societe Generale
                      Capital Corporation and certain Employee Stockholders.

          *10.2.1 -   Day International, Inc. Stock Option Plan, dated as of
                      July 6, 1995

          *10.2.2 -   Amendment to the Stock Option Plan, dated September 19,
                      1996.

          *10.2.3 -   Second Amendment to the Stock Option Plan, dated as of
                      January 16, 1998.

          **10.3  -   1998 Day International Group, Inc. Stock Option Plan.

           *10.4  -   Amendment to the Employment Agreement, dated January 16,
                      1998, between Day International, Inc. and Dennis R.
                      Wolters.

           *10.5  -   Amendment to the Employment Agreement, dated January 16,
                      1998, between Day International, Inc. and David B.
                      Freimuth.

          **10.6  -   Management Agreement between the Company, Greenwich Street and SG.

           +12.1  -   Computation of Ratio of Earnings to Fixed Charges.

           +12.2  -   Computation of Ratio of Earnings to Combined Fixed Charges
                      and Preference Dividends (included as Part of Exhibit
                      12.1).

           +12.3  -   Computation of Ratio of Total Debt to EBITDA.

           +12.4  -   Computation of EBITDA to Cash Interest Expense.

           +12.5  -   Computation of EBITDA less Capital Expenditures to Cash
                      Interest Expense.

           *21.1  -   List of Subsidiaries of the Registrant.

           +21.2  -   Schedule of Valuation and Qualifying Accounts.

           +23.1  -   Consent of Deloitte & Touche LLP.

          **23.2  -   Consent of Debevoise & Plimpton (included as Exhibit 5).

             +24  -   Powers of Attorney (included on signature pages to this
                      Registration Statement on Form S-4).

           *25.1  -   State of Eligibility and Qualification Under the Trust
                      Indenture Act of 1939 (Form T-1) of The Bank of New York relating to the Company's 9 1/2% Senior Subordinated Notes due 2008.

           *25.2  -   State of Eligibility and Qualification under the Trust
                      Indenture Act of 1939 (Form T-1) of The Bank of New York relating to the Company's 12 1/4% Senior Exchangeable
                      Preferred Stock due 2010.

          **99.1  -   Form of Letter of Transmittal.

          **99.2  -   Form of Notice of Guaranteed Delivery.

          **99.3  -   Form of Exchange Agent Agreement between the Company and
                      the Exchange Agent.

----------------


                 +  Previously filed.

                 *  Filed herewith.

                **  To be filed by amendment.

               *** Incorporated by reference to the Company's Form 8-K, dated January 16, 1998. (File No. 33-93644)

              **** Incorporated by reference to the Company's Form 8-K, dated February 23, 1998. (File No. 33-93644)

             ***** Incorporated by reference to the Company's Form 10-K, for the year ended December 31, 1997. (File No. 33-93644)